                                                                    EXHIBIT 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our report dated September 11, 1998, on our audits of the financial statements of N.V. Telekabel Beheer as of December 31, 1995, 1996 and 1997 and for the period from August 22, 1995 until December 31, 1995 and for the years ended December 31, 1996 and 1997. We also consent to the reference to our firm under the caption "Experts".

PricewaterhouseCoopers N.V.

Arnhem, November 23, 1998